                                                                    Exhibit 11.1

                          THERAPEUTIC ANTIBODIES INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                              FOR THE CUMULATIVE
                                              FOR THE NINE    FOR THE THREE   DEVELOPMENT STAGE
                                              MONTHS ENDED    MONTHS ENDED    FROM AUGUST 10, 1984
                                              SEPTEMBER 30,   SEPTEMBER 30,   (INCEPTION) THROUGH
                                                  1997            1997        SEPTEMBER 30, 1997
                                              -------------   -------------   --------------------
ACTUAL

Weighted average shares outstanding              22,775,892     22,779,226         9,685,370
                                               =============   ============     =============
Net loss                                       $(13,041,966)   $(4,406,242)     $(55,606,631)
                                               =============   ============     =============
Net loss per share                             $      (0.57)   $     (0.19)     $      (5.74)
                                               =============   ============     =============
PRIMARY

Weighted average shares outstanding              22,775,892     22,779,226         9,685,370
Dilutive effect of stock options and warrants       467,466        467,466           623,658
                                               -------------   ------------     -------------
                                                 23,243,358     23,246,692        10,309,028
                                               =============   ============     =============
Net loss                                       $(13,041,966)   $(4,406,242)     $(55,606,631)
                                               =============   ============     =============
Net loss per share                             $      (0.56)   $     (0.19)     $      (5.39)
                                               =============   ============     =============

FULLY DILUTED

Weighted average shares outstanding              22,775,892     22,779,226         9,685,370

Dilutive effect of stock options and warrants       623,658        467,466           623,658
                                               -------------   ------------     -------------
                                                 23,399,550     23,246,692        10,309,028
                                               =============   ============     =============
Net loss                                       $(13,041,966)   $(4,406,242)     $(55,606,631)
                                               =============   ============     =============

Net loss per share                             $      (0.56)   $     (0.19)      $     (5.39)
                                               =============   ============      ============

The dilutive effect of stock options and warrants is determined under the treasury stock method utilizing fair value per share of $5.46 for both primary and fully diluted earnings per share in the nine months ended September 30, 1997 and $4.49 for both primary and fully diluted earnings per share in the three months ended September 30, 1997.